UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 11, 2007

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF AMENDMENT

The purpose of this amendment is to correct errors in the initial filing of this Form 8-K that was filed July 11, 2007 reporting the resignation of Michel Shane from the Registrant’s Board of Directors under Item 5.02. The initial filing of this Form 8-K failed to include a brief description of the circumstances contributing to Mr. Shane’s decision to resign and Mr. Shane’s written correspondence to the Board of Directors concerning his resignation. The corrected text follows:

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2007, Michel Shane voluntarily resigned from the Registrant’s Board of Directors with immediate effect. Mr. Shane asserts that he “no longer has the time” to sit on the Registrant’s Board, but has offered to make himself available to assist the Registrant in producing future projects such as The Big Easy, and Kickboxer. The Board has accepted Mr. Shane’s resignation.

A copy of Mr. Shane’s Resignation Letter is attached hereto as Exhibit 17.1.

Item 5.02 Exhibits

Exhibit No.	Description

17.1	Mr. Shane’s Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: July 17, 2007	By:	/s/ Philip Holmes
Philip Holmes, President